UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 11, 2009, General Cable Corporation (the “Company”) issued a press release announcing the determination of the initial conversion price and initial conversion rate for the Subordinated Convertible Notes due 2029 (the “2029 Notes”) offered in its exchange offer (the “Exchange Offer”) for its outstanding 1.00% Senior Convertible Notes due 2012. The 2029 Notes will have an initial conversion price of $36.75, which is equal to the minimum initial conversion price set forth in the preliminary prospectus with respect to the Exchange Offer. The initial conversion rate for the 2029 Notes will be 27.2109 per $1,000 principal amount of 2029 Notes, or 1,000 divided by the initial conversion price. Because the initial conversion price has been set at the minimum initial conversion price, the Company also announced in such press release that it has extended the expiration date of the Exchange Offer pursuant to the terms thereof to midnight, New York City time, on December 15, 2009, unless further extended or earlier terminated by the Company. The Exchange Offer had been scheduled to expire at midnight, New York City time, on December 11, 2009. Any changes in the market price of the Company’s common stock during these additional days of the Exchange Offer will not affect the initial conversion price or the initial conversion rate.

A copy of the press release announcing the extension of the Exchange Offer is attached as Exhibit 99 to this Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The Exhibit furnished in this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

December 11, 2009	By:	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing
99	Press Release	Furnished Herewith